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                                  Exhibit 24.1

                                POWER OF ATTORNEY


Each person whose signature appears below constitutes and appoints Wayne R. Hellman and/or Louis S. Fisi his attorney-in-fact, with the power of substitution, for him in his capacity as director of Advanced Lighting Technologies, Inc., to sign the Form 10-K Annual Report for the fiscal year ending on June 30, 1997, and any amendments thereto, and to file the same with exhibits thereto and other documents in connection herewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

SIGNATURE                           TITLE                    DATE
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/s/ Wayne R. Hellman                Director                September 29, 1997
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Wayne R. Hellman

/s/ Louis S. Fisi                   Director                September 29, 1997
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Louis S. Fisi

/s/ Theodore A. Filson              Director                September 29, 1997
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Theodore A. Filson

/s/ Francis H. Beam                 Director                September 29, 1997
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Francis H. Beam

/s/ Susumu Harada                   Director                September 29, 1997
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 Susumu Harada

/s/ A Gordon Tunstall               Director                September 29, 1997
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A Gordon Tunstall



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